UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2009

__________________________________________

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

                           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lakeland Industries, Inc. announced the appointment of Duane W. Albro to its Board of Directors, effective April 17, 2009.  The addition of Mr. Albro brings the Company’s total number of directors to 7, a majority (being 5 of 7) of which are defined as independent in accordance with NASDAQ regulations.

Duane Albro serves as President and Chief Executive Officer of Warwick Valley Telephone Co. (NASDAQ: WWVY).  Throughout most of his career, he has served in executive and operational management capacities of increasing responsibility for blue chip publicly traded companies such as NYNEX and Bell Atlantic and performing private and public company turnarounds for private equity investors such as Carlyle Group and Columbia Capital Management among others. An active participant in industry trade groups, Mr. Albro has served on the White House Advisory Council on Technology in Education and provided testimony to Congress on the benefits of technology used in education.  He has also served on the boards of several recognized universities and foundations, and has participated in various philanthropic endeavors and economic development initiatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date   April 23, 2009                                                                           /s/ Christopher J. Ryan
                              Christopher J. Ryan
                              President & CEO